                                                                   EXHIBIT 10.11

                        INDUSTRY WORK PROGRAM AGREEMENT


         This agreement is entered into effective this 22 day of April, 1998, by and between The Wackenhut Corrections Corporation, 4200 Wackenhut Drive, Palm Beach Gardens, Florida 33410 hereinafter OPERATOR, and Labor-to-Industry Inc. whose principal office is located at 3901 Roswell Road, Suite 300, Marietta, Georgia 30067, hereinafter "INDUSTRY CONTRACTOR," the Texas Department of Criminal Justice, Parole Division, hereinafter DIVISION, and the City of Lockhart, Texas, hereinafter referred to as "CITY".

         WHEREAS, Subchapter C of Chapter 497 of the Government Code authorizes the establishment and operation of a prison work program by a private facility operator under subcontract to a city or county; and

         WHEREAS, the City of Lockhart, Texas in conjunction with the Texas Department of Criminal Justice, has built a five hundred (500) bed work program facility pursuant to the above statutory authority and has in turn subcontracted, responsibilities to OPERATOR; and

         WHEREAS, OPERATOR desires to continue to provide a work program area to the INDUSTRY CONTRACTOR for the purpose of establishing and maintaining a resident (inmate) work program in accordance with all applicable laws and regulations;

         NOW, therefore, in consideration of mutual benefits and covenants hereinafter set forth, the parties hereby agree as follows:

         1.      Initial Term

         This agreement shall become effective upon its execution and delivery and shall continue in full force and effect, for an initial term ending January 31, 2001 unless earlier terminated pursuant to Section 11, below. In the event the contract between OPERATOR and the City of Lockhart terminates or expires, this contract will terminate also.

         2.       Renewal Term

         This agreement shall automatically be extended for successive subsequent terms of three (3) years each, unless either OPERATOR or INDUSTRY CONTRACTOR terminates this agreement by written notice to the other at least six (6) months prior to the expiration date of the then current term, or this agreement is otherwise earlier terminated, pursuant to the provisions of Section II below.

         3.       Right of Occupancy/Occupancy Fee

         A. OPERATOR hereby grants to the INDUSTRY CONTRACTOR a right of occupancy in the designated Industries Building and agrees to provide the INDUSTRY


                                    1 of 12

         CONTRACTOR with approximately 28,700 sq. ft. for Work Program activities, hereinafter referred to as the AREA.

         B. During the this Term and the first renewal term thereafter, INDUSTRY CONTRACTOR shall pay to OPERATOR the sum of One Dollar ($1.00) per year. Occupancy fees for the Renewal Term(s) shall be negotiated and approved by written agreement of the parties hereto at least one (1) year prior to the expiration of the then current term.

         4.       Occupancy Restrictions

         Nothing herein shall be construed as creating either a rental agreement or a lease; the INDUSTRY CONTRACTOR may not sublet, sublease, assign, or transfer this agreement or any of its rights or obligation hereunder, nor may INDUSTRY CONTRACTOR enter into any other agreement regarding the occupancy herein granted, without the express prior written agreement of OPERATOR. The occupancy of the AREA shall at all times be consistent with the terms of this agreement regarding work authorized and work hours. Work hours and type of industry shall be subject to OPERATOR approval.

         5.       INDUSTRY CONTRACTOR Obligations

         INDUSTRY CONTRACTOR hereby agrees:

         A. To provide OPERATOR at their request, a description of the product and/or services INDUSTRY CONTRACTOR intends to produce and/or deliver, in the intended market for products and/or services.

         B. Upon approval by OPERATOR of INDUSTRY CONTRACTOR'S submitted plan, to make all required improvements and install all necessary furnishings, equipment and fixtures, at INDUSTRY CONTRACTOR'S cost, without damage to the AREA or surrounding property.

         C. That all materials personal property, inventory items, equipment, and/or fixtures or other property of any kind or description whatsoever (exclusive of those items specified in Appendix
         B) installed or brought into the AREA by INDUSTRY CONTRACTOR, it agents or employees, shall be at INDUSTRY CONTRACTOR'S sole risk and neither the STATE, OPERATOR, CITY OF LOCKHART, or any employees or agents thereof, shall be liable for any damage or loss suffered thereto except such damage or loss as may be caused by the intentional act or gross negligence of the STATE, OPERATOR, CITY OF LOCKHART or any other their agents or employees;


                                    2 of 12

         D. That all permanent improvements or fixtures permanently attached to the AREA shall become the property of the real owner-in-interest of the building in which the AREA is located, unless otherwise agreed in writing between all applicable parties.

         E. That no additional alternations to the AREA may be made by INDUSTRY CONTRACTOR without the prior written approval of OPERATOR, which approval shall not be unreasonably withheld.

         F. That INDUSTRY CONTRACTOR, its employees and agents will comply with all OPERATOR policies and procedures as well as all applicable federal, state, and local laws, ordinances, and regulations, with particular emphasis on federal and state wage and hour laws regarding payment for work and other rules and regulations of the federal and state agencies having jurisdiction over employment relations. The INDUSTRY CONTRACTOR warrant that the OPERATOR is not a secondary employer. The INDUSTRY CONTRACTOR agrees that no goods produced under this Agreement shall be placed in commerce in violation of the laws of the State of Texas or the United States as they relate to the utilization of prison labor and Prison Industry Certification requirements.

         G. That all deliveries, shipments, and employees are subject to search before entering or leaving the Facility premises;

         H. To keep the AREA clean, neat and orderly and to promptly report any damage to the building structure, interior fixture(s), or unsafe conditions to OPERATOR;

         I. To properly maintain in safe working condition all INDUSTRY CONTRACTOR installed equipment and fixtures;

         J. That throughout the term of this agreement, INDUSTRY CONTRACTOR shall be responsible for the cost of all utilities and telephone service to INDUSTRY CONTRACTOR'S provided AREA, which utilities shall be sub-metered and billed directly to INDUSTRY CONTRACTOR;

         K. That all INDUSTRY CONTRACTOR'S employees and agents assigned to the AREA shall be subject to background security checks by OPERATOR, and that OPERATOR shall have the right to deny entrance to the AREA to any INDUSTRY CONTRACTOR employee or agent reasonably deemed by OPERATOR to present a security risk;

         L. That all INDUSTRY CONTRACTOR'S employees assigned to the AREA shall be obligated to successfully complete the security training provided by OPERATOR;

         M. To interview, hire and train its Resident employees except as otherwise provided herein;


                                    3 of 12

         N. In the hiring of all Resident employees, to comply with all requirements of federal, state, and local non-discrimination statutes and/or regulations. The INDUSTRY CONTRACTOR shall provide the OPERATOR with job descriptions and personnel procedures for all inmate jobs in the industry work program.

         O. To provide an on-site supervisor at all times Residents are working in the AREA and to provide for job supervision and instruction to all hired Resident employees;

         P. To pay Resident employees at a rate prevailing in the area for similar work; at no time shall the pay rate be less than the Federal Minimum Wage.

         Q. To make Resident employee wage payments to OPERATOR as trustee of Resident pay accounts, with assurances that the withholding for and the payment of applicable social security, income, unemployment, or other taxes based on the wages and earnings of an employee or otherwise will be timely made and paid in accordance with applicable law. INDUSTRY CONTRACTOR shall provide OPERATOR with a written earnings and wage distribution report on a monthly basis on all resident employees. All Resident employee wage payments to OPERATOR shall be made on a bi-weekly basis, unless otherwise agreed to by OPERATOR;

         R. That work hour schedules for all Resident employees assigned to the industry work program shall be established by OPERATOR, through the request of INDUSTRY CONTRACTOR. OPERATOR shall use its best efforts to comply with INDUSTRY CONTRACTOR'S scheduling requests. Overtime hours may be arranged, at the request of the INDUSTRY CONTRACTOR, with prior approval of OPERATOR. If resident employees work overtime, INDUSTRY CONTRACTOR will share in the expense of paying OPERATOR employees overtime wages.

         S. That INDUSTRY CONTRACTOR shall, effective ninety (90) days after the execution of this agreement, employ not fewer than one-hundred (125) Resident employees working a minimum of thirty-five
         (35) hours per week on a continuing basis, unless otherwise agreed to in writing by OPERATOR and subject to the availability of qualified Resident employees within the facility. All work performed by Residents shall be performed in accordance with the prevailing working conditions within the CITY.

         T. That the employment of Residents will not result in the displacement of employed workers within the CITY, that the Residents will not be employed as strikebreakers or in impairing existing contracts at other industries wherever situated, and that the Resident will not be exploited in any form which might adversely affect the community, the Residents, or the DIVISION;

         U. That the STATE, CITY OF LOCKHART, OPERATOR, and their employees or agents shall not be held liable for any damage to INDUSTRY CONTRACTOR or any


                                    4 of 12
         third party arising from or related to any work stoppage or resident lock downs regardless of the reasons therefor;

         V. To protect, defend, indemnify and hold harmless the STATE, CITY OF LOCKHART, OPERATOR, and their employees or agents, from any liability claims and damages arising from or relating to this agreement except such liability claims and damages arising from or related to the actions or (when under an obligation to act) failure to act of the STATE, CITY OF LOCKHART, OPERATOR or any of their employees or agents;

         W. To comply with all state and local license requirements and pay all local personal property taxes.

         X. The INDUSTRY CONTRACTOR shall maintain insurance coverage for its equipment, supplies and materials located in the prison industries building against casualty occurrences. Further the INDUSTRY CONTRACTOR shall maintain liability insurance coverage on itself, its agents, servants and employees in an amount no less than $250,000 per person per claim, $500,000 aggregate. The INDUSTRY CONTRACTOR shall also maintain workers' compensation insurance on its employees in accordance with the laws of the State of Texas and the PIE Certification requirements. The INDUSTRY CONTRACTOR shall deliver to OPERATOR a duly authenticated certificate evidencing such insurance, within seven (7) days of execution of this agreement, and upon each insurance renewal date.

         Y. INDUSTRY CONTRACTOR shall indemnify and hold harmless OPERATOR, CITY, and DIVISION from any and all liability arising out of or in connection with INDUSTRY CONTRACTOR'S use, production, storage, or disposal of any "hazardous materials" or "hazardous waste" hereinafter defined. OPERATOR shall have the right to inspect and approve all storage and disposal procedures.

         "HAZARDOUS MATERIAL" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. 9601 et seq.) or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq. ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any for, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable laws relating to the Property. "Hazardous waste" shall mean a solid waste, or combination of solid wastes, which because of its quantity,


                                    5 of 12
         concentration, or physical, chemical, or infectious characteristics may (a) cause, or significantly contribute to an increase in mortality or an increase in serious irreversible, or incapacitating reversible, illness; or (b) pose a substantial present or potential hazard to human health or the environment when improperly treated, stored, transported, or disposed of, or otherwise managed. 42 U.S.C. 6903, as amended. INDUSTRY CONTRACTOR shall be in compliance and current on all changes to the above-referenced statutes and shall immediately comply with any amendments to those sections or any statutes promulgated by the State of Texas.

         Z. Certificate of Good Standing. INDUSTRY CONTRACTOR shall, on an annual basis, deliver to OPERATOR a Certificate of Good Standing from the State of Texas Comptroller's Office that indicates that INDUSTRY CONTRACTOR is current on all taxes due.

         AA.      ACA Assistance. Where ACA accreditation is being sought by
         OPERATOR INDUSTRY CONTRACTOR shall comply with all ACA standards applicable to the Industry Program and shall collect and maintain the required documentation to assist OPERATOR to achieve and maintain accreditation.

         6.       OPERATOR'S Obligations

         OPERATOR agrees to:

         A.       Provide INDUSTRY CONTRACTOR with the AREA described in
         Section 3, and provide for project management and supervision for all improvements in the AREA.

         B. Provide orientation training regarding OPERATOR security procedures for INDUSTRY CONTRACTOR'S staff, employees, and/or agents located at or regularly frequenting the AREA;

         C. Provide security for the AREA and to provide other resident custody support as determined by OPERATOR;

         D. Provide INDUSTRY CONTRACTOR with resident employee referrals through OPERATOR'S classification system in a timely manner;

         E. Serve as Trustee of resident employee payroll accounts and to apply the proceeds of such accounts in accordance with the terms of all applicable State laws, regulations, and contract provisions;

         F. Use its best efforts to assign this agreement to any subsequent private or public OPERATOR;


                                    6 of 12

         G. Provide a mutually agreeable Vocational/Educational training tailored to INDUSTRY CONTRACTOR'S needs for initial pre-hire training through the OPERATOR'S Vocational/Educational Program.

         H. Assist in provision of Hazcom Training for residents and INDUSTRY CONTRACTOR'S employees utilizing course materials to be supplied by INDUSTRY CONTRACTOR. However, such assistance will not reduce, diminish or otherwise waive any legal liabilities, properly and legally the responsibility of INDUSTRY CONTRACTOR.

         7.       DIVISION Obligations

         A. DIVISION agrees that in the event of the termination of OPERATOR'S services prior to the expiration of the then current INDUSTRY CONTRACTOR'S term, DIVISION, should it become the OPERATOR of the project, will continue to meet the OPERATOR'S obligations hereunder, including the ongoing requirements of classification and assignment of appropriate inmates to allow INDUSTRY CONTRACTOR to continue its Work Program for the remainder of such then current term, either through the services of another contracted private Operator, or through direct DIVISION operation of the Facility. Notwithstanding the foregoing provision, the DIVISION reserves the right to terminate this agreement upon six (6) months prior written notice to the parties hereto based upon a determination by the Texas Board of Criminal Justice that the Project shall no longer be dedicated to the Work Program facility; provided however, that INDUSTRY CONTRACTOR shall be allowed one extension of three (3) months prior to the termination under this provision if INDUSTRY CONTRACTOR is, in good faith, unable to obtain a new facility and relocate its operations thereto in an orderly and business like manner in such initial six (6) month period.

         8.       CITY Obligations

         CITY agrees that in the event of the termination of OPERATOR'S services prior to the expiration of the then current INDUSTRY CONTRACTOR'S term, and CITY'S assumption of such Operator management and operation duties and responsibilities, CITY will continue to meet the OPERATOR'S obligations hereunder, including the ongoing assignment of appropriate inmates to allow INDUSTRY CONTRACTOR to continue its Work Program for the remainder of such then current term, either through the services of another contracted private OPERATOR or through direct CITY operation of the Facility.

         9.       DIVISION Rights

         The parties hereto agree that the DIVISION shall have the right, in its own name, to enforce the terms and provisions of this agreement.


                                    7 of 12

         10.      Contingencies and other Obligations

         This agreement shall be subject to the contingencies and additional obligations set forth in Appendix A, a copy of which is attached hereto.

         11.      Termination

         A. Either OPERATOR or INDUSTRY CONTRACTOR may terminate this agreement upon one hundred (180) days prior written notice to the other. Provided, however, that if this Agreement is terminated by OPERATOR, that INDUSTRY CONTRACTOR shall be allowed one extension of three (3) months prior to the termination under this provision if INDUSTRY CONTRACTOR is, in good faith, unable to obtain a new facility and relocate its operations thereto in an orderly and business like manner in such initial six (6) month period. However, this agreement may be terminated or suspended on an immediate basis by OPERATOR if in its sole discretion its continuance would constitute a safety or security risk to inmates, employees, third parties, or the public. OPERATOR shall not unreasonably exercise this authority and shall provide INDUSTRY CONTRACTOR a reasonable time, within the time limits stated above, to relocate its operations.

         B. The DIVISION may terminate this Agreement upon six (6) months prior written notice to the parties hereto based upon a determination by the Texas Board of Criminal Justice that the facility shall no longer be dedicated to a Work Program Facility. Provided, however, that if this Agreement is terminated by DIVISION, that INDUSTRY CONTRACTOR shall be allowed one extension of three (3) months prior to termination under this provision if INDUSTRY CONTRACTOR is in good faith unable to obtain a new facility and relocate its operations thereto in an orderly and business like manner in such initial six (6) month period.

         12.      Default by INDUSTRY CONTRACTOR

         A material failure to keep, perform, meet or comply with any covenant, agreement, term or provision of this Agreement to be kept, observed, met, performed, or complied with by INDUSTRY CONTRACTOR hereunder, which such failure continues for a period of sixty (60) days after INDUSTRY CONTRACTOR has written notice thereof, shall constitute an Event of Default on the part of INDUSTRY CONTRACTOR.

         13.      Opportunity to Cure

         In an Event of Default by INDUSTRY CONTRACTOR that INDUSTRY CONTRACTOR reasonably believes (i) cannot be cured within the sixty (60) days allowed to cure such Event of Default and (ii) that such Event of Default can be cured through a diligent, on-going, and conscientious effort on the part of INDUSTRY CONTRACTOR within a reasonable period not to exceed six (6) months, unless extended by OPERATOR,


                                    8 of 12
         then INDUSTRY CONTRACTOR may, within the sixty (60) day cure period, submit a plan for curing the Event of Default to OPERATOR. Upon receipt of any such plan for curing an Event of Default, OPERATOR shall promptly review such plan and at its discretion, which must be reasonable in the circumstances, may allow, or not allow, INDUSTRY CONTRACTOR to pursue such plan of cure. The decision of OPERATOR will be communicated in writing to INDUSTRY CONTRACTOR. OPERATOR agrees that it will not exercise its remedies hereunder with respect to such Event of Default for so long as INDUSTRY CONTRACTOR diligently, conscientiously, and timely undertakes to cure the Event of Default in accordance with the approved plan. If OPERATOR does not allow an extension of the cure period, the sixty (60) day time period shall be tolled during the period of time the request is pending before the OPERATOR.

         14.      Use or Lose Space

         In the event that the INDUSTRY CONTRACTOR does not utilize the AREA in the most efficient manner to maximize work production and the number of resident employees to be employed, the OPERATOR may, in its discretion, remove from INDUSTRY CONTRACTOR'S use that amount of space in the AREA not being utilized. In the event of this circumstance, OPERATOR shall give INDUSTRY CONTRACTOR written notice of its intention to reduce the work space made available to INDUSTRY CONTRACTOR. INDUSTRY CONTRACTOR shall have ninety days after it has received written notice thereof to more efficiently utilize the space to be removed from it by OPERATOR, and at the same time, submit a plan to OPERATOR as to how that space will be more efficiently utilized. If after the ninety days, the INDUSTRY CONTRACTOR is still not utilizing the space in the most efficient manner in accordance with OPERATOR'S expectations, that space will be taken away from INDUSTRY CONTRACTOR and, in the discretion of the OPERATOR, made available to itself or other INDUSTRY CONTRACTORS. This provision of paragraph 14 shall apply only in the event that the INDUSTRY CONTRACTOR is unable to comply with paragraph 5(s), otherwise this paragraph 14 will not be applicable.

         15.      Default by OPERATOR

         A material failure to keep, perform, meet or comply with any covenant, agreement, term or provision of this Agreement to be kept, observed, met, performed, or complied with by OPERATOR hereunder, which such failure continues for a period of sixty (60) days after OPERATOR has written notice thereof, shall constitute an Event of Default on the part of the OPERATOR.

         16.      Opportunity to Cure

         In the Event of Default by OPERATOR that OPERATOR reasonably believes
         (i) cannot be cured within the sixty (60) days allowed to cure such Event of Default and (ii) that such


                                    9 of 12

         Event of Default can be cured through a diligent, on-going, and conscientious effort on the part of OPERATOR within a reasonable period not to exceed six (6) months, unless extended by INDUSTRY CONTRACTOR, then OPERATOR may, within the sixty (60) day cure period, submit a plan for curing the Event of Default to INDUSTRY CONTRACTOR. Upon receipt of any such plan for curing an Event of Default, INDUSTRY CONTRACTOR shall promptly review such plan and at its discretion, which must be reasonable in the circumstances, may allow, or not allow, OPERATOR to pursue such plan of cure. The decision of INDUSTRY CONTRACTOR will be communicated in writing to OPERATOR. INDUSTRY CONTRACTOR agrees that it will not exercise its remedies hereunder with respect to such Event of Default for so long as OPERATOR diligently, conscientiously, and timely undertakes to cure the Event of Default in accordance with the approved plan. If INDUSTRY CONTRACTOR does not allow an extension of the cure period, the sixty (60) day time period shall be tolled during the period of time the request is pending before the INDUSTRY CONTRACTOR.

         17. All parties agree that in the event of a non-appropriation of funds by the Texas legislature for The Lockhart Work Program Correctional Facility, this Agreement will terminate at such time as appropriations are no longer available to operate this facility.

         18. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         19.      Complete Agreement

         This Agreement contains all of the terms and conditions agreed to by the parties involved. No other understandings, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to be binding upon any party hereto.

         20.      Modifications

         This Agreement may not be modified, altered or amended except by written agreement executed by all the parties hereto.


                                   10 of 12

IN WITNESS WHEREOF, the parties hereto affix their respective authorization signatures effective the date first set forth above.

         Wackenhut Corrections Corporation (OPERATOR):

         By: /s/ Patricia McNair Persante
            --------------------------------
                 Patricia McNair Persante
                 Sr. Vice President

         U.S. Technologies Inc. (INDUSTRY CONTRACTOR)

         By: /s/ K.H. Smith
            --------------------------------
                 K.H. Smith, President

[Signatures continued on the following page]


         Texas Department of Criminal Justice (STATE)

         By:
            --------------------------------
                 Melinda Hoyle Bozarth
                 Director of Parole Division

         City of Lockhart (CITY)


         By:
            --------------------------------
                 John Allred
                 Mayor, City of Lockhart


                                   11 of 12

                                   APPENDIX A

CONTINGENCIES AND OTHER OBLIGATIONS

OPERATOR shall provide INDUSTRY CONTRACTOR the following:

1. Three reserved parking spaces in close proximity to the main entrance, to be marked as specified for INDUSTRY CONTRACTOR from time to time. Additional parking will be made available for INDUSTRY CONTRACTOR'S non resident employees.

2. OPERATOR'S medical staff shall be available to INDUSTRY CONTRACTOR for emergencies incurred in the AREA to the same extent the staff would be available to the OPERATORS employees.

3. OPERATOR will use its best efforts to assist INDUSTRY CONTRACTOR in obtaining and maintaining a tax abatement from the CITY and from Caldwell County.


                                   12 of 12